Exhibit 99.1

For Immediate Release

Contact:                                                 Joel S. Marcus

Chief Executive Officer

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PUBLIC FOLLOW-ON OFFERING OF

4,000,000 SHARES OF COMMON STOCK

PASADENA, CA. – September 21, 2010 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it is commencing an underwritten public offering of 4,000,000 shares of common stock.  BofA Merrill Lynch, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital Inc., Citi and RBC Capital Markets are acting as joint bookrunning managers in connection with the public offering.  Alexandria Real Estate Equities, Inc. expects to grant the underwriters a thirty-day option to purchase up to 600,000 additional shares to cover over-allotments, if any.

The Company intends initially to use the net proceeds from this offering to reduce the outstanding balance of its borrowings on its unsecured line of credit, including borrowings that were applied toward completed acquisitions. The Company may then borrow from time to time under its unsecured line of credit to fund its development pipeline and other opportunistic acquisitions, to fund potential future acquisitions, to repay debt, or for general working capital and other corporate purposes, including the selective redevelopment or development of existing or new life science properties, which may include build-to-suit projects for what the Company believes are tenants with high credit ratings on land the Company owns or on land owned by major not-for-profit institutions.

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective redevelopment, development, and acquisition of properties containing life science space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and translational entities, as well as government agencies. Alexandria’s operating platform is based on the principle of “clustering,” with assets and operations located in key life science markets.  As of June 30, 2010, the Company’s asset base contains 161 properties approximating 12.7 million rentable square feet consisting of 156 properties approximating 11.8 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 865,000 rentable square feet.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department, or by emailing dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (866) 803-9204; Goldman, Sachs & Co., Prospectus Department, 200

West Street, New York, NY 10282, or by calling (866) 471-2526; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling (888) 603-5847; Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, or by calling (800) 831-9146; or RBC Capital Markets, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street 8th Floor, New York, NY 10281, or by calling (877) 822-4089.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an over-allotment option) and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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